EXHIBIT 21.1


FORMICA
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Country                            Company Name
-------                            ------------

Austria                            Formica Gesellschaft mbH
Canada                             Formica Canada Inc.
                                   Formica Financial Services Ltd.
France                             Formica S.A.
                                   Gravure et Polissage de Surfaces
                                   Metalliques (G.P.S.M.)
Germany                            Formica Vertriebs GmbH
                                   Homapal Plattenwerk
                                   Beteilgungsgesellschaft mbH
                                   Homapal Plattenwerk GmbH and Co.
Hong Kong                          Formica (Asia) Limited
Italy                              Formica Italia SRL
Korea                              Formica Korea Corporation
Malaysia                           Formica (Malaysia) SDN, BHD.
Mexico                             Formica de Mexico S.A. de C.V.
                                   Servicios Formica de Mexico S.A. de C.V.
                                   Tenedoro Formica de Mexico S.A. de C.V.
Netherlands                        Formica (Nederland) B.V.
                                   Tile International B.V.
P.R.C.                             Formica (Shanghai) Company Limited
                                   Shanghai Formica Decorative Material
                                   Company Limited (55% J.V.)
                                   Shanghai Fulihua Decorative Laminate
                                   Company Limited (51% J.V.)
Singapore                          Formica (Singapore) Pte. Limited
Spain                              Formica Espanola S.A.
Switzerland                        Formica (Schweiz) A.G.
Taiwan                             Formica Taiwan Corporation
                                   Summit Architectural Supply Corporation
United Kingdom                     Consort Laminates Limited
                                   Formica Holdings Limited
                                   Formica Limited

United States                      Design Communications International Inc.
                                   The Diller Corporation
                                   FM Holdings Inc
                                   Formica Corporation
                                   Formica International Corporation
                                   Wildon Corporation
                                   Wildon Industries Inc.
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U.S. Subsidiaries                  State of Incorporation

The Diller Corporation             Illinois
Wildon Corporation                 Pennsylvania
Wildon Industries Inc.             Pennsylvania
Design Communications              New York
International Inc.
Formica International Corporation  New Jersey